UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 13, 2012

iShares® Silver Trust

(Exact name of registrant as specified in its charter)

New York	001-32863	13-7474456
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o BlackRock Asset Management International Inc.

400 Howard Street

San Francisco, California 94105

Attn: BlackRock Institutional Trust Company, N.A.’s Product Management Team

Intermediary Investor and Exchange-Traded Products Department

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (415) 670-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On February 13, 2012, the board of directors of BlackRock Asset Management International Inc., the sponsor (the “Sponsor”) of the iShares® Silver Trust (the “Trust” or the “Registrant”), determined that the Registrant had misapplied its accounting policy regarding the decrease in the market value of silver during the second half of 2008 and to the subsequent recovery of the market value of silver during the first half of 2009. The misapplication, which was identified during the review of comments received from the Securities and Exchange Commission to the Registrant’s Annual Report on Form 10-K for the fiscal year ended on December 31, 2010 (the “2010 Annual Report”), resulted in

(i)	the recognition of a loss in the amount of $571.8 million for the fiscal year ended on December 31, 2008 (which amount represents the difference between the average cost of silver held by the Registrant and the market value of such silver at year end), and

(ii)	the recognition of a gain in the same amount for the fiscal year ended December 31, 2009 (which amount represents the recovery of the market value of silver during the first two quarters of 2009).

As a consequence of this error, the board of directors of the Sponsor determined that the Registrant’s audited financial information for fiscal years 2008 and 2009, and its unaudited interim financial information for the first two quarters of fiscal year 2009 (the periods covered by these financial statements, the “Restatement Period”), as reported in the 2010 Annual Report, should no longer be relied upon. The Registrant has restated such financial information and the restatements will be filed, concurrently with the filing of this Current Report on Form 8-K, with an amendment to the Trust’s Annual Report on Form 10-K for the year ended December 31, 2010. The Registrant does not intend to file any other amendment to an Annual Report on Form 10-K or to Quarterly Reports on Form 10-Q for any other periods in the Restatement Period.

The following is a summary of the effects of the restatement:

•	For the fiscal year ended December 31, 2008, the market value reserve of $571.8 million was reversed. As a result:

•	On the balance sheet at December 31, 2008:

•	The market value reserve decreased from $571.8 million to zero.

•	Total assets increased from $2,356.5 million to $2,928.3 million.

•	On the income statement for the year ended December 31, 2008:

•	The market value reserve decreased from $571.8 million to zero.

•	Net loss decreased from $603.3 million to $31.6 million.

•	Net loss per Share decreased from $3.07 per Share to $0.16 per Share.

•	For the fiscal year ended December 31, 2009 the market value recovery of $571.8 million were reversed. As a result:

•	On the income statement for the year ended December 31, 2009:

•	The total market value recovery decreased from $571.8 million to zero.

•	Net income decreased from $574.5 million to $2.7 million.

•	Net income per Share decreased from $2.07 per Share $0.01 per Share.

The restatement did not, do not and will not affect, at any time during the Restatement Period or at any other time before or after the Restatement Period,

•	the total amount of silver held by the Registrant,

•	the net asset value per share of the Trust,

•	any gains or losses of the Trust in connection with (i) sales of silver to cover expenses, or (ii) redemptions of shares of the Trust, or

•	the amount of the Sponsor’s fees.

In addition, because corresponding adjustments are not required for United States federal income tax purposes, the restatements have no tax effect on the Registrant or its shareholders.

Management of the Sponsor and the members of the board of directors of the Sponsor have discussed with the Registrant’s independent registered public accounting firm the matters disclosed in this filing.

Management’s Evaluation of Internal Control Over Financial Reporting

As a result of the identification of the accounting error referred to above, the principal executive officer and the principal financial officer of the Sponsor have determined that the Trust did not have effective internal control over financial reporting (as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended) at December 31, 2010. Please refer to Amendment No. 1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010 for a description of the deficiencies underlying such determination and the ongoing process of evaluation of appropriate remedial action to be undertaken by the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2012

iShares® Silver Trust*

By:	BlackRock Asset Management International Inc.

By:	/s/ Jack Gee
Name:	Jack Gee
Title:	Chief Financial Officer

By:	/s/ Michael A. Latham
Name:	Michael A. Latham
Title:	Chief Executive Officer

*	The registrant is a trust. Each individual specified above is signing in his capacity as an officer and authorized signatory of BlackRock Asset Management International Inc., the sponsor of the trust.